Exhibit 99.1

Xometry Reports Third Quarter 2022 Results

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Robust marketplace growth: Revenue increases 83% year-over-year driven by nearly 55% marketplace growth as well as supplier services including Thomas.
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Strong gross margin and gross profit trends driven by AI pricing/supplier selection and additional supplier services: Gross profit up 182% year-over-year. Marketplace gross profit increased 16% quarter-over-quarter.
•
Expect strong growth in Q4: We expect Q4 revenue growth of 55-58% to $104-$106 million, driven by increasing active buyers and suppliers, added supplier services and revenue synergies with Thomas.
•
Strong operating leverage: Q3 Adjusted EBITDA loss of $6.5 million, a $1.8 million quarter-over-quarter improvement. We expect to be Adjusted EBITDA positive in the second half of 2023.

ROCKVILLE, MD., November 10, 2022 /Globe Newswire/ -- Xometry, Inc. (NASDAQ:XMTR), the global online marketplace connecting enterprise buyers with suppliers of manufacturing services, today reported financial results for the third quarter ended September 30, 2022.

"In Q3 2022, Xometry delivered strong marketplace growth, robust expansion in marketplace gross margin and significant operating leverage quarter-over-quarter,” said Randy Altschuler, Xometry’s CEO. “In Q4, we are seeing record orders while suppliers are taking jobs at significantly lower prices, dampening near-term revenue growth. We expect to continue to rapidly gain market share and customer share of wallet fueling robust marketplace revenue growth into 2023.”

Third Quarter 2022 Financial Highlights

•
Total revenue for the third quarter 2022 was $103.6 million, an increase of 83% year-over-year.
•
Marketplace revenue for the third quarter of 2022 was $84.1 million.
•
Supplier services revenue for the third quarter of 2022 was $19.5 million.
•
Total gross profit for the third quarter 2022 was $40.9 million, an increase of 182% year-over-year.
•
Marketplace Active Buyers increased 40% from 26,187 as of September 30, 2021 to 36,789 as of September 30, 2022.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 62% from 603 as of September 30, 2021 to 974 as of September 30, 2022.
•
Marketplace Percentage of Revenue from Existing Accounts was 96%.
•
Net loss attributable to common stockholders was $15.0 million for the quarter, an increase of $0.3 million year-over-year, and Adjusted EBITDA was negative $6.5 million for the quarter, reflecting a decrease of $3.5 million year-over-year. Net loss for Q3 2022 included $5.1 million of stock-based compensation.
•
Cash and cash equivalents and marketable securities were $341.2 million as of September 30, 2022.

Third Quarter 2022 Business Highlights

•
Launched Credit Key flexible payment solution further expanding the basket of financial services to help buyers grow their business. With Credit Key, enterprise customers, small businesses and entrepreneurs can tap into lines of credit of up to $50,000 instantly at the point of sale on Xometry.

•
Added new languages and processes to our International marketplace. In Q3, we added Polish, Norwegian and Dutch languages to our European site. Additionally, Europe introduced new production technologies including vacuum casting and compression molding.

•
Launched the universal login experience which improves and centralizes the login experience and user credentials. Universal login allows Xometry and Thomas buyers and suppliers to seamlessly move and transact across platforms.

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Funded several manufacturing scholarship programs. Xometry is providing scholarships for 250 students at community colleges in six key manufacturing states: Maryland, Kentucky, Wisconsin, South Carolina, Connecticut and New York. Last year, Xometry, in partnership with Howard University, pledged eight full tuition scholarships over four school years to students enrolled in the Department of Mechanical Engineering at the Howard University College of Engineering and Architecture. We are funding the scholarships through our Donor Advised Fund, to which we dedicated 1% of our equity at IPO to support small- and medium manufacturers across the country.

•
Held a manufacturing day event on October 7, in conjunction with the release of proprietary research conducted in partnership with Forbes and Zogby. Research revealed how manufacturing CEOs are demonstrating supply chain resilience by investing in talent and technology, while also reshoring and nearshoring their manufacturing capabilities.

Financial Summary

(In thousands, except per share amounts)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
	(unaudited)			(unaudited)
Consolidated
Revenue	$103,571	$56,727	83%	$282,857	$151,238	87%
Gross profit	40,901	14,494	182%	111,536	36,205	208%
Net loss attributable to common stockholders	(15,037)	(14,711)	(2)%	(51,602)	(37,476)	(38)%
EPS, basic and diluted	(0.32)	(0.33)	3%	(1.10)	(1.87)	41%
Adjusted EBITDA(1)	(6,490)	(10,024)	35%	(27,516)	(27,905)	1%
Non-GAAP net loss(1)	(5,394)	(10,223)	47%	(26,368)	(29,021)	9%
Non-GAAP EPS, basic and diluted(1)	(0.11)	(0.23)	52%	(0.56)	(1.44)	61%

Marketplace
Revenue	$84,060			$224,073
Cost of revenue	58,479			158,712
Gross Profit	$25,581			$65,361

Supplier services
Revenue	$19,511			$58,784
Cost of revenue	4,191			12,609
Gross Profit	$15,320			$46,175
(1)
These non-GAAP financial measures, and reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of September 30,
	2022	2021	% Change

Active Buyers(3)	36,789	26,187	40%
Percentage of Revenue from Existing Accounts(3)	96%	95%	1%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	974	603	62%

(2)
These key operating metrics are for Marketplace. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers and Accounts with Last Twelve-Months Spend of at Least $50,000 are as of September 30, 2022 and 2021, and Percentage of Revenue from Existing Accounts is presented for the quarters ended September 30, 2022 and 2021.

Financial Guidance and Outlook:

	Q4 2022
	(in millions)
	Low	High
Revenue	$104.0	$106.0
Adjusted EBITDA	$(9.0)	$(8.0)

Xometry’s fourth quarter 2022 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Xometry’s stock price. Xometry expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. ("Xometry", the "Company", "we" or "our") uses Adjusted EBITDA, non-GAAP net loss and non-GAAP Earnings Per Share, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies.

Supplier service revenue: includes the sales of advertising on Thomasnet, marketing services, supplies, financial service products and other fintech products.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, income tax benefit, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, impairment charges and acquisition and other adjustments not reflective of the Company's ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP net loss: The Company defines non-GAAP net loss as net loss adjusted for depreciation and amortization, stock-based compensation expense, amortization of lease intangible, amortization of deferred costs on convertible notes, unrealized loss on marketable securities, loss on sale of property and equipment, charitable contributions of common stock, impairment charges and acquisition and other adjustments not reflective of the Company's ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, (basic and diluted) as non-GAAP net loss divided by weighted average number of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net loss and non-GAAP EPS, basic and diluted provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry (XMTR) powers the industries of today and tomorrow by connecting the people with big ideas to the manufacturers who can bring them to life. Xometry’s digital marketplace gives manufacturers the critical resources they need to grow their business while also making it easy for buyers at Fortune 1000 companies to tap into global manufacturing capacity and create locally resilient supply chains. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on November 10, 2022. In addition to issuing a press release, the Company will post an earnings presentation to its investor website at investors.xometry.com.

Xometry, Inc. Third Quarter 2022 Earnings Presentation and Conference Call

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8:30 a.m. Eastern / 5:30 a.m. Pacific on Thursday, November 10, 2022
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To register please use the following link: https://register.vevent.com/register/BI4b82a3357dbc4416913d7289fc71c0df
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You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,”

“would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the fourth quarter 2022, our expectation regarding 2023 Adjusted EBITDA, and demand for our marketplaces in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, the impact of the COVID-19 pandemic on our business and operations, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as the current inflationary environment and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the period ended December 31, 2021. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Corporate Communications for Xometry 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$30,497	$86,262
Marketable securities	310,694	30,465
Accounts receivable, less allowance for credit losses of $1.6 million as of September 30, 2022 and $0.8 million as of December 31, 2021	50,889	32,427
Inventory	5,632	2,033
Prepaid expenses	7,675	6,664
Other current assets	4,357	5,580
Total current assets	409,744	163,431
Property and equipment, net	16,303	10,287
Operating lease right-of-use assets	23,299	27,489
Investment in unconsolidated joint venture	4,298	4,198
Intangible assets, net	40,287	41,736
Goodwill	259,971	254,672
Other assets	382	773
Total assets	$754,284	$502,586
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,075	$12,718
Accrued expenses	36,476	30,905
Contract liabilities	10,600	7,863
Operating lease liabilities, current portion	5,898	5,549
Finance lease liabilities, current portion	—	2
Total current liabilities	65,049	57,037
Operating lease liabilities, net of current portion	13,513	16,920
Convertible notes	279,441	—
Income taxes payable	1,532	1,468
Other liabilities	1,787	1,678
Total liabilities	361,322	77,103
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 44,721,409 shares and 43,998,404 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 2,676,154 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	617,278	597,641
Accumulated other comprehensive income (loss)	(492)	149
Accumulated deficit	(224,943)	(173,341)
Total stockholders’ equity	391,843	424,449
Noncontrolling interest	1,119	1,034
Total equity	392,962	425,483
Total liabilities and stockholders’ equity	$754,284	$502,586

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$103,571	$56,727	$282,857	$151,238
Cost of revenue	62,670	42,233	171,321	115,033
Gross profit	40,901	14,494	111,536	36,205
Sales and marketing	21,416	9,828	58,846	26,250
Operations and support	11,620	5,775	36,158	15,594
Product development	7,613	4,376	22,698	12,131
General and administrative	15,126	8,778	43,143	18,343
Impairment of long-lived assets	325	-	444	-
Total operating expenses	56,100	28,757	161,289	72,318
Loss from operations	(15,199)	(14,263)	(49,753)	(36,113)
Other (expenses) income
Interest expense	(1,194)	(79)	(3,172)	(799)
Interest and dividend income	1,344	417	1,914	457
Other expenses	(289)	(786)	(1,733)	(1,021)
Income from unconsolidated joint venture	297	-	600	-
Total other income (expenses)	158	(448)	(2,391)	(1,363)
Loss before income taxes	(15,041)	(14,711)	(52,144)	(37,476)
Benefit for income taxes	-	-	559	-
Net loss	(15,041)	(14,711)	(51,585)	(37,476)
Net (loss) income attributable to noncontrolling interest	(4)	-	17	-
Net loss attributable to common stockholders	$(15,037)	$(14,711)	$(51,602)	$(37,476)
Net loss per share, basic and diluted	$(0.32)	$(0.33)	$(1.10)	$(1.87)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	47,303,090	43,962,863	47,057,521	20,092,600

Comprehensive loss:
Foreign currency translation	$(559)	$(41)	$(573)	$(24)
Total other comprehensive loss	(559)	(41)	(573)	(24)
Net loss	(15,041)	(14,711)	(51,585)	(37,476)
Comprehensive loss	(15,600)	(14,752)	(52,158)	(37,500)
Comprehensive income attributable to noncontrolling interest	14	-	85	-
Total comprehensive loss attributable to common stockholders	$(15,614)	$(14,752)	$(52,243)	$(37,500)

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(51,585)	$(37,476)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,716	2,304
Impairment of assets	444	-
Reduction in carrying amount of right-of-use asset	5,351	912
Stock based compensation	14,048	4,747
Non-cash interest expense	-	111
Loss on debt extinguishment	-	272
Revaluation of contingent consideration	434	-
Income from unconsolidated joint venture	(100)	-
Donation of common stock	2,272	1,157
Unrealized loss on marketable securities	1,659	239
Non-cash income tax benefit	(559)	-
Loss on sale of property and equipment	71	-
Amortization of deferred costs on convertible notes	1,250	-
Deferred taxes benefit	(2)	-
Changes in other assets and liabilities:
Accounts receivable, net	(19,032)	(10,645)
Inventory	(3,680)	842
Prepaid expenses	(1,784)	(4,080)
Other assets	(3,922)	580
Accounts payable	(240)	(400)
Accrued expenses	5,591	3,931
Contract liabilities	2,777	1,053
Lease liabilities	(4,219)	(917)
Net cash used in operating activities	(45,510)	(37,370)
Cash flows from investing activities:
Purchase of marketable securities	(281,897)	(266,978)
Proceeds from sale of marketable securities	4	-
Purchases of property and equipment	(9,608)	(4,625)
Proceeds from sale of property and equipment	165	-
Net cash used in investing activities	(291,336)	(271,603)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discount	-	325,263
Payments in connection with initial public offering	-	(3,995)
Proceeds from stock options exercised	3,317	1,787
Repayment of term loan	-	(16,136)
Proceeds from issuance of convertible notes	287,500	-
Costs incurred in connection with issuance of convertible notes	(9,309)	-
Payments on finance lease obligations	(2)	(9)
Net cash provided by financing activities	281,506	306,910
Effect of foreign currency translation on cash and cash equivalents	(425)	(33)
Net decrease in cash and cash equivalents	(55,765)	(2,096)
Cash and cash equivalents at beginning of the period	86,262	59,874
Cash and cash equivalents at end of the period	$30,497	$57,778
Supplemental cash flow information:
Cash paid for interest	$1,414	$907
Non-cash investing activity:
Non-cash purchase of property and equipment	-	(19)

Xometry, Inc. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted EBITDA:
Net loss	$(15,041)	$(14,711)	$(51,585)	$(37,476)
Add (deduct):
Interest expense, interest and dividend income and other expenses	139	448	2,991	1,363
Depreciation and amortization expense(1)	1,909	816	5,716	2,304
Income tax benefit	—	—	(559)	—
Amortization of lease intangible	333	—	999	—
Stock-based compensation(2)	5,113	2,266	14,048	4,747
Charitable contribution of common stock	987	1,157	2,272	1,157
Income from unconsolidated joint venture	(297)	—	(600)	—
Acquisition and other(3)	42	—	(1,242)	—
Impairment of assets	325	—	444	—
Adjusted EBITDA	$(6,490)	$(10,024)	$(27,516)	$(27,905)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Non-GAAP Net Loss:
Net loss	$(15,041)	$(14,711)	$(51,585)	$(37,476)
Add (deduct):
Depreciation and amortization expense(1)	1,909	816	5,716	2,304
Stock-based compensation(2)	5,113	2,266	14,048	4,747
Amortization of lease intangible	333	—	999	—
Amortization of deferred costs on convertible notes	469	—	1,250	—
Unrealized loss on marketable securities	469	239	1,659	239
Acquisition and other(3)	42	—	(1,242)	—
Loss on sale of property and equipment	—	10	71	8
Charitable contribution of common stock	987	1,157	2,272	1,157
Impairment of assets	325	—	444	—
Non-GAAP Net Loss	$(5,394)	$(10,223)	$(26,368)	$(29,021)

Weighted-average number of shares outstanding used to compute Non-GAAP Net Loss per share, basic and diluted	47,303,090	43,962,863	47,057,521	20,092,600

Non-GAAP EPS, basic and diluted	$(0.11)	$(0.23)	$(0.56)	$(1.44)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Xometry, Inc. and Subsidiaries

Unaudited Segment Results

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Segment Revenue:	(unaudited)		(unaudited)
U.S.	$94,829	$51,739	$258,553	$140,266
International	8,742	4,988	24,304	10,972
Total revenue	$103,571	$56,727	$282,857	$151,238

Segment Net Loss:
U.S.	$(10,732)	$(12,550)	$(36,977)	$(30,152)
International	(4,305)	(2,161)	(14,625)	(7,324)
Total net loss attributable to common stockholders	$(15,037)	$(14,711)	$(51,602)	$(37,476)

Xometry, Inc. and Subsidiaries

Unaudited Supplemental Information

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Summary of Stock-based Compensation Expense	(unaudited)		(unaudited)
Sales and marketing	$1,135	$335	$3,071	$690
Operations and support	1,715	670	4,879	1,364
Product development	1,097	488	3,119	979
General and administrative	1,166	773	2,979	1,714
Total stock-based compensation expense	$5,113	$2,266	$14,048	$4,747

Summary of Depreciation and Amortization Expense
Cost of revenue	$41	$21	$99	$70
Sales and marketing	776	26	2,326	88
Operations and support	15	31	43	118
Product development	839	672	2,437	1,913
General and administrative	238	66	811	115
Total depreciation and amortization expense	$1,909	$816	$5,716	$2,304